Exhibit 8.2
Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 goodwinlaw.com +1 617 570 1000

May 17, 2023

C3is Inc.

331 Kifissias Avenue

Erithrea 14561

Athens, Greece

Re:	Securities Registered under Registration Statement on Form F-1

Ladies and Gentlemen:

We have acted as U.S. tax counsel to C3is Inc., a Marshall Islands corporation (the “Company”), in connection with the spinoff (the “Spin-Off”) and registration under the Securities Act of 1933, as amended (the “Act”), of the 3,079,442 shares of common stock, par value $0.01, of the Company, pursuant to the Company’s Registration Statement on Form F-1 (Registration No. 333-271228), filed with the U.S. Securities and Exchange Commission (the “Commission”) on April 12, 2023, as thereafter amended or supplemented (the “Registration Statement”), and the prospectus included herein.

This opinion letter relates to the accuracy of certain matters discussed in the Registration Statement under the heading “Tax Considerations—United States Federal Income Taxation of U.S. Holders.”

In rendering the following opinion, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), regulations promulgated thereunder by the U.S. Department of Treasury (the “Income Tax Regulations”), pertinent judicial authorities, rulings of the Internal Revenue Service and such other authorities as we have considered relevant, in each case as in effect on the date hereof. It should be noted that the Code, Income Tax Regulations, judicial decisions, administrative interpretations and other authorities are subject to change at any time, possibly with retroactive effect. A material change in any of the materials or authorities upon which our opinion is based could affect the conclusions set forth herein. There can be no assurance, moreover, that any opinion expressed herein will be accepted by the Internal Revenue Service (the “IRS”), or if challenged, by a court.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the statements set forth under the heading “Tax Considerations—United States Federal Income Taxation of U.S. Holders” in the Registration Statement, insofar as such statements describe applicable U.S. federal income tax law, are correct in all material respects.

C3is Inc.

May 17, 2023

We express no opinion other than the opinions expressly set forth herein. Our opinions are not binding on the IRS or a court. The IRS may disagree with and challenge our conclusions, and a court could sustain such a challenge. Our opinions are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and existing administrative and judicial interpretations thereof (including the practices and policies of the IRS in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling), all as in effect as of the date of this opinion letter or, to the extent different and relevant for a prior taxable year or other period, as in effect for the applicable taxable year or period. Changes in applicable law could cause the U.S. federal income tax treatment of the Company to differ materially and adversely from the treatment described herein and render the tax discussion in the Registration Statement incorrect or incomplete.

We hereby consent to the inclusion of this opinion as Exhibit 8.2 to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder. This letter is being furnished to you solely for inclusion of this opinion as Exhibit 8.2 to the Registration Statement and may not be used or otherwise relied upon for any other purpose (other than as required by law or by a governmental authority).

This opinion letter speaks only as of the date hereof, and we undertake no obligation to update this opinion letter or to notify any person of any changes in facts, circumstances or applicable law.

Very truly yours,

/s/ Goodwin Procter LLP
GOODWIN PROCTER LLP